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                       EXHIBIT 5.1

  [LETTERHEAD OF WARNER NORCROSS & JUDD LLP APPEARS HERE]

                    November ___, 1997

Miller Exploration Company
3104 Logan Valley Road
Traverse City, Michigan 49685-0348

   Re:  REGISTRATION STATEMENT ON FORM S-1

Gentlemen:

       We represent Miller Exploration Company, a Delaware corporation
(the "Company"), with respect to the above-captioned Registration Statement on Form S-1 (the "Registration Statement") filed pursuant to the Securities Act of 1933, as amended (the "Act") to register ________ shares of the Company's common stock, $0.01 par value ("Common Stock").

       As counsel for the Company, we are familiar with its Certificate of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

       On the basis of the foregoing we are of the opinion that when the Registration Statement has become effective under the Act, any and all shares of Common Stock that are the subject of the Registration Statement will, when issued upon payment of the purchase price therefore to the Company, be validly issued, fully paid and nonassessable .

       This opinion is rendered for purposes of Item 16 of Form S-1 and
Item 601 of Regulation S-K and may not be used, quoted or referred to or filed for any other purpose without our prior written permission.

       We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the references to our firm in the Registration Statement.
                         Very truly yours,

                         WARNER NORCROSS & JUDD LLP

                         DRAFT
                         Stephen C. Waterbury, A Partner